AGREEMENT FOR SALES OF MERCHANDISE

This Agreement of Purchase and Sale (the "Agreement") is made effective 6-8-16

BETWEEN:Hangzhou XiaoBaiYang Technology CO., LTD. (the "Vendor"), a company, with its head office located at No 2 Hengda road, Jianggan District,Hangzhou,China

AND:

Loyal Source Market Services inc
(the "Purchaser"), with main address located at 13025 Klimovske, Zilina, Slovakia, 01001

1. SUBJECT-MATTER

1.1 The Purchaser agrees to buy and the Vendor agrees to sell to the Purchaser as a going concern all the Air Purifier products which the vendor manufactures

2. PURCHASE PRICE

2.1 The purchase price payable for the merchandise is thetotal of the amounts agreed upon between seller and purchaser prior to shipment or goods.

3. CONDITIONS, REPRESENTATIONS AND WARRANTIES

3.1 In addition to anything else in this agreement, the following are conditions of completing thisagreement:

. a) That the Vendor supply or deliver on closing all of the closing documents;

. b) That Purchaser's board of directors has duly authorized the execution of thisagreement.

4. MISCELLANEOUS

4.1 There are no representations, warranties, conditions, terms or collateral contracts affecting the transaction contemplated in this agreement except as set out in this agreement.

VENDOR	PURCHASER
Authorized Signature	Authorized Signature
Print Name and Title	Print Name and Title
杭州小白杨科技有限公司 Hangzhou XiaoBaiYang Technology CO., LTD	KAMIL HORNIK, PRESIDENT